                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Prospectus of Public Storage, Inc. (included in the Registration Statement on Form S-3 (No. 333-_____)) and which will also be used in connection with the Registration Statement on Form S-3 (No. 333-18395) for the registration of shares of its preferred stock, its depositary shares, its equity stock, shares of its common stock and warrants for the purchase of its preferred stock, equity stock and common stock and to the incorporation by reference therein of our report dated February 25, 1997 with respect to the consolidated financial statements and schedules of Public Storage, Inc. in its Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Securities and Exchange Commission.


                                             ERNST & YOUNG LLP

Los Angeles, California
November 26, 1997